UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2010

NATURE’S CALL BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163077	27-1269503
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Lazard Avenue, Mount Royal, QC  H3R 1P3
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  514.337.5252

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 2.03 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010 we entered into a loan agreement with Troon Investments Pty Ltd. whereby Troon will loan our company US $150,000 at an interest rate of 5% per annum, compounded monthly, payable starting on September 30, 2011.  The loan is due September 30, 2011, but may be renewed by mutual agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
10.1	Loan Agreement dated October 1, 2010 with Troon Investments Pty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S CALL BRANDS, INC.

Per:      /s/ Robbie Manie
Robbie Manis
President, Chief Executive Officer, Secretary,
Treasurer and Director
October 4, 2010